UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2013, InterMune, Inc. (“InterMune”) and Shionogi & Co., Ltd (“Shionogi”) reached an agreement on the material terms of a settlement between the parties relating to the complaint filed by Shionogi against InterMune in the United States District Court for the Northern District of California (Shionogi & Co., Ltd. v. InterMune, Inc. No 3:12-CV-03495 (EDL)) (the “Shionogi Litigation”).

The principal terms that the parties have agreed to include: (i) dismissal of the Shionogi Litigation with prejudice; (ii) a royalty payment from InterMune to Shionogi on net sales of pirfenidone (Esbriet®) in the European Union (“EU”) of 4.25% for sales commencing on January 1, 2013 and ending on the date of the expiration of orphan drug status in the EU (February 2021); (iii) no royalty payments on net sales of Esbriet in the EU prior to January 1, 2013; (iv) no royalty payments on sales of Esbriet in Canada; (v) no royalty payments on sales of Esbriet in the U.S. or sales in any other jurisdiction (other than the EU), unless InterMune submits certain Shionogi clinical information in connection with an application for regulatory approval in that jurisdiction; and (vi) the Shionogi clinical information in InterMune’s current New Drug Application in the U.S. would not trigger payment of a royalty on sales of Esbriet in the U.S. The parties expect to promptly enter into a complete settlement agreement.

Shionogi’s complaint alleged principally that InterMune breached a collaboration agreement between InterMune and Shionogi governing the exchange and use of certain documents and information relating to the parties’ respective clinical trials of pirfenidone. The collaboration agreement establishes a royalty structure on net sales of pirfenidone by InterMune payable to Shionogi on a territory-by-territory basis, in certain circumstances, equal to 6% of net sales for the first and second calendar year following commercialization, 8% of net sales for the third and fourth calendar year following commercialization and 10% of net sales for each subsequent calendar year thereafter. For additional information regarding the complaint, see InterMune’s Current Report on Form 8-K filed on July 6, 2012, as well as InterMune’s Quarterly Report for the third quarter ended September 30, 2012 regarding the risks associated with the Shionogi Litigation.

This Report contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect InterMune’s judgment and involve risks and uncertainties as of the date of this Report, including without limitation the statements relating to InterMune’s expectation that it will promptly enter into a complete settlement agreement with Shionogi. There can be no assurance that InterMune and Shionogi enter into a complete settlement agreement related to the Shionogi Litigation or that such complete settlement agreement contains terms consistent with the material terms specified herein. All forward-looking statements included in this Report are based on information available to InterMune as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2013	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer